Exhibit 99.1

FOR IMMEDIATE RELEASE
October 27, 2016

Contacts:     Melanie J. Dressel,
President and
Chief Executive Officer
(253) 305-1911

Clint E. Stein,
Executive Vice President
and Chief Financial Officer
(253) 593-8304

Columbia Banking System Announces Third Quarter 2016 Results

Highlights

•	Net income of $27.5 million with diluted earnings per common share of $0.47

•	Record new loan production for the quarter of $375.3 million, resulting in solid loan growth of $152.6 million, or 10% annualized

•	Deposits increased $384.6 million during the quarter, resulting in growth of 10% from 3Q 2015

•	Nonperforming assets to period end assets ratio improves to 0.32%, lowest in 8 years

•	Net interest margin expanded to 4.13%

•	For the seventh time, Melanie Dressel honored as one of The 25 Most Powerful Women in Banking by American Banker Magazine

TACOMA, Washington, October 27, 2016 -- Melanie Dressel, President and Chief Executive Officer of Columbia Banking System and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s third quarter 2016 earnings, “The competitive landscape and interest rate environment remain challenging. However, we are very pleased with our results for the third quarter, which built upon the momentum of our second quarter performance. Our bankers delivered another impressive quarter of record loan production while maintaining good portfolio diversification. We also had outstanding year-over-year deposit growth of 10%, while our cost of funds remained one of the best in the country.”

Balance Sheet
Total assets at September 30, 2016 were $9.59 billion, an increase of $233.1 million from June 30, 2016. Loan growth of $152.6 million during the quarter was driven by strong loan originations of $375.3 million. Loan production was diversified across the portfolio sectors, with growth primarily centered in commercial business loans. Securities available for sale were $2.36 billion at September 30, 2016, an increase of $80.5 million, or 4% from $2.28 billion at June 30, 2016. Total deposits at September 30, 2016 were $8.06 billion, an increase of $384.6 million from $7.67 billion at June 30, 2016. Core deposits comprised 97% of total deposits and were $7.81 billion at September 30, 2016, an increase of $361.1 million from June 30, 2016. The average cost of total deposits for the quarter was 0.04%, unchanged from the second quarter of 2016.
Income Statement
Net Interest Income
Net interest income for the third quarter of 2016 was $85.6 million, an increase of $3.4 million and $3.9 million from the linked and prior year periods, respectively. The linked quarter increase was driven principally by higher loan and securities volumes as well as higher rates on loans. The increase from the prior year period was also due to higher loan and securities volumes, partially offset by lower incremental accretion income on loans, which was $1.8 million lower in the current quarter as compared to the third quarter of 2015. For additional information regarding net interest income, see the “Average Balances and Rates” table.
Noninterest Income
Noninterest income was $23.2 million for the third quarter of 2016, an increase of $1.2 million compared to $21.9 million for the second quarter of 2016. The linked quarter increase was due to lower expense related to the change in FDIC loss-sharing asset as well as higher investment security gains.    Compared to the third quarter of 2015, noninterest income increased by $667 thousand due to lower expenses from the FDIC loss-sharing asset. Additional details of the components of the change in the FDIC loss-sharing asset are provided in tabular format below.

The change in the FDIC loss-sharing asset has been a significant component of noninterest income but, as our larger loss-sharing agreements have expired, the significance has diminished. The following table reflects the income statement components of the change in the FDIC loss-sharing asset:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
	(in thousands)
Adjustments reflected in income
Amortization, net	$(315)	$(883)	$(1,416)	(2,530)	(5,086)
Loan impairment (recapture)	266	(20)	(119)	393	1,413
Sales of other real estate owned	(49)	(24)	(126)	71	(753)
Valuation adjustments on other real estate owned	—	(40)	25	(22)	1,148
Other	(6)	(23)	1	(109)	299
Change in FDIC loss-sharing asset	$(104)	$(990)	$(1,635)	$(2,197)	$(2,979)
Noninterest Expense
Total noninterest expense for the third quarter of 2016 was $67.3 million, an increase of $3.5 million from $63.8 million for the second quarter of 2016. The increase was due to both higher compensation and benefits expense as well as higher advertising costs in the current quarter. The increase in compensation and benefits was due to recognizing additional incentive expense from record loan production, deposit growth and improved financial performance. The higher advertising costs were the result of refreshed television commercials and the associated media costs during the current quarter.
Compared to the third quarter of 2015, noninterest expense increased $3.2 million, or 5%, from $64.1 million. After removing the effect of the acquisition-related expenses of $428 thousand in the prior year period, noninterest expense for the current quarter was $3.6 million higher than the third quarter of 2015. This increase was due to higher compensation and benefits as well as higher advertising costs as noted above. These increases were partially offset by decreased expenses related to other real estate owned as well as reduced regulatory premiums in the current quarter.

Net Interest Margin (“NIM”)
Columbia’s net interest margin (tax equivalent) for the third quarter of 2016 was 4.13%, an increase of 3 basis points from the linked quarter and decline of 24 basis points from prior year period. The increase from the linked quarter was due to higher loan rates. The decrease from the prior year period was due to both lower incremental accretion income on acquired loans and lower yielding originated loans. Incremental accretion income was $4.6 million in the current period compared to $6.4 million in the prior year quarter. Columbia’s operating net interest margin (tax equivalent)(1) was 4.03% for the third quarter of 2016, an increase of 3 basis points from 4.00% for the second quarter of 2016 and down 15 basis points compared to 4.18% for the third quarter of 2015 as a result of lower yielding originated loans.
The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2016	2016	2016	2015	2015	2016	2015
	(dollars in thousands)
Incremental accretion income due to:
FDIC purchased credit impaired loans	$1,816	$1,300	$1,657	$2,200	$2,082	$4,773	$6,896
Other FDIC acquired loans (2)	—	—	—	68	34	—	166
Other acquired loans	2,749	3,074	3,073	3,746	4,293	8,896	14,116
Incremental accretion income	$4,565	$4,374	$4,730	$6,014	$6,409	$13,669	$21,178

Net interest margin (tax equivalent)	4.13%	4.10%	4.13%	4.25%	4.37%	4.12%	4.39%
Operating net interest margin (tax equivalent) (1)	4.03%	4.00%	4.03%	4.09%	4.18%	4.02%	4.18%
__________
(1) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” on the last pages of this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.
(2) For 2016, incremental accretion income on other FDIC acquired loans is no longer considered significant.

Asset Quality
At September 30, 2016, nonperforming assets to total assets were 0.32% compared to 0.36% at June 30, 2016 and 0.39% at December 31, 2015. Total nonperforming assets decreased $3.2 million from the linked quarter due to a $1.5 million decrease in nonaccrual loans as well as a decrease in other real estate owned.
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	September 30, 2016	June 30, 2016	December 31, 2015
	(in thousands)
Nonaccrual loans:
Commercial business	$9,502	$9,548	$9,437
Real estate:
One-to-four family residential	579	957	820
Commercial and multifamily residential	7,052	7,834	9,513
Total real estate	7,631	8,791	10,333
Real estate construction:
One-to-four family residential	461	562	928
Total real estate construction	461	562	928
Consumer	3,772	4,014	766
Total nonaccrual loans	21,366	22,915	21,464
Other real estate owned and other personal property owned	8,994	10,613	13,738
Total nonperforming assets	$30,360	$33,528	$35,202

The following table provides an analysis of the Company's allowance for loan and lease losses:

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(in thousands)
Beginning balance	$69,304	$69,264	$69,257	$68,172	$69,569
Charge-offs:
Commercial business	(2,159)	(2,941)	(2,570)	(8,873)	(6,082)
One-to-four family residential real estate	—	(35)	—	(35)	(297)
Commercial and multifamily residential real estate	—	(26)	(198)	(26)	(241)
Consumer	(383)	(334)	(311)	(983)	(1,521)
Purchased credit impaired	(2,062)	(2,898)	(3,198)	(7,826)	(10,174)
Total charge-offs	(4,604)	(6,234)	(6,277)	(17,743)	(18,315)
Recoveries:
Commercial business	854	753	623	2,269	1,450
One-to-four family residential real estate	81	20	261	142	288
Commercial and multifamily residential real estate	20	130	417	219	3,698
One-to-four family residential real estate construction	21	5	105	280	141
Commercial and multifamily residential real estate construction	107	1	2	109	7
Consumer	399	201	297	765	707
Purchased credit impaired	2,216	1,524	1,533	5,291	5,262
Total recoveries	3,698	2,634	3,238	9,075	11,553
Net charge-offs	(906)	(3,600)	(3,039)	(8,668)	(6,762)
Provision for loan and lease losses	1,866	3,640	2,831	10,760	6,242
Ending balance	$70,264	$69,304	$69,049	$70,264	$69,049
The allowance for loan losses to period end loans was 1.12% at September 30, 2016 compared to 1.13% at June 30, 2016 and 1.18% at December 31, 2015. For the third quarter of 2016, Columbia recorded a net provision for loan and lease losses of $1.9 million compared to a net provision of $3.6 million for the linked quarter and $2.8 million for the comparable quarter last year. The provision for loan and lease losses recorded during the current quarter was due to growth in the loan portfolio and net charge-off activity.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “As we have previously stated, we are pleased with our low level of nonperforming assets, which for the quarter remained below our long standing target of 50 basis points. We first achieved this metric a year ago and still believe this ratio will move within a range on either side of 50 basis points within the normal course of business for this point in the credit cycle.”

Impact of FDIC Acquired Loan Accounting
While the significance of the FDIC acquired loan accounting has diminished over time, the following table illustrates the impact to earnings associated with Columbia’s FDIC acquired loan portfolios:

FDIC Acquired Loan Accounting
	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(in thousands)
Incremental accretion income on FDIC purchased credit impaired loans	$1,816	$1,300	$2,082	$4,773	$6,896
Incremental accretion income on other FDIC acquired loans (1)	—	—	34	—	166
Recapture (provision) for losses on FDIC purchased credit impaired loans	433	(91)	519	(311)	(2,566)
Change in FDIC loss-sharing asset	(104)	(990)	(1,635)	(2,197)	(2,979)
FDIC clawback liability expense	(29)	(70)	(174)	(308)	(167)
Pre-tax earnings impact	$2,116	$149	$826	$1,957	$1,350
_________
(1) For 2016, incremental accretion income on other FDIC acquired loans is no longer considered significant.
The incremental accretion income on FDIC purchased credit impaired loans represents the amount of income recorded above the contractual rate stated in the individual loan notes. At September 30, 2016, the accretable yield on purchased credit impaired loans was $48.9 million. Accretable yield is subject to change based upon expected future loan cash flows, which are remeasured by Columbia on a quarterly basis.
The $104 thousand change in the FDIC loss-sharing asset in the current quarter reduced noninterest income and consisted primarily of $315 thousand in amortization expense. Additional details of the components of the change in the FDIC loss-sharing asset are provided in tabular format in the section titled “Noninterest Income” in the prior pages.

Organizational Update
Ms. Dressel commented, “We continue to emphasize efficiencies designed to improve our financial performance, always keeping in mind our core value of customer service. To that end, we consolidated two branches in Idaho and one branch in Oregon during the third quarter, and currently operate 143 locations throughout our footprint.”
For the seventh time, “American Banker” magazine recently named Melanie Dressel one of the Top 25 Most Powerful Women in Banking. She ranked #22 on the annual list, which highlights the professional achievements and business acumen of the industry’s leading women who are using their influence to make banking and their communities better. Ms. Dressel commented, “This recognition truly acknowledges the hard work and dedication of the entire team of Columbia Bankers.”
In recognition of the success and innovation of the bank’s Warm Hearts Winter Drive campaign to provide support for organizations serving the homeless, Senior Vice President and Marketing Director David Devine was the winner of the prestigious 2016 George Bailey Distinguished Service Award by the American Bankers Association Foundation. Hadley Robbins, Executive Vice President and Chief Operating Officer said, “David’s leadership initiating the Warm Hearts drive and the tireless efforts of each employee to ensure its success are a testament to Columbia Bank’s core value of community service.”

Conference Call Information
Columbia’s management will discuss the third quarter 2016 results on a conference call scheduled for Thursday, October 27, 2016 at 1:00 p.m. Pacific Daylight Time (4:00 p.m. Eastern Daylight Time). Interested parties may listen to this discussion by calling 1-866-378-3802; Conference ID code #22782094.
A conference call replay will be available from approximately 4:00 p.m. PDT on October 27, 2016 through midnight PDT on November 3, 2016. The conference call replay can be accessed by dialing 1-855-859-2056 and entering Conference ID code #22782094.

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the tenth consecutive year, the bank was named in 2016 as one of Puget Sound Business Journal's "Washington's Best Workplaces." Columbia ranked in the top 20 on the 2016 Forbes list of best banks in the country for the fifth year in a row.

More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended						Nine Months Ended
Unaudited	September 30,		June 30,		September 30,		September 30,	September 30,
	2016		2016		2015		2016	2015
Earnings	(dollars in thousands except per share amounts)
Net interest income	$85,572		$82,140		$81,694		$247,882	$243,068
Provision for loan and lease losses	$1,866		$3,640		$2,831		$10,760	$6,242
Noninterest income	$23,166		$21,940		$22,499		$65,752	$66,728
Noninterest expense	$67,264		$63,790		$64,067		$196,128	$199,272
Acquisition-related expense (included in noninterest expense)	$—		$—		$428		$2,436	$9,045
Net income	$27,484		$25,405		$25,780		$74,148	$72,087
Per Common Share
Earnings (basic)	$0.47		$0.44		$0.45		$1.28	$1.25
Earnings (diluted)	$0.47		$0.44		$0.45		$1.28	$1.25
Book value	$21.96		$21.93		$21.69		$21.96	$21.69
Averages
Total assets	$9,493,451		$9,230,791		$8,672,692		$9,225,466	$8,570,825
Interest-earning assets	$8,544,876		$8,285,183		$7,711,531		$8,279,639	$7,600,954
Loans	$6,179,163		$5,999,428		$5,712,614		$6,002,656	$5,557,771
Securities, including Federal Home Loan Bank stock	$2,351,093		$2,262,012		$1,945,174		$2,253,877	$1,996,527
Deposits	$7,918,532		$7,622,266		$7,233,863		$7,663,099	$7,047,818
Interest-bearing deposits	$4,118,787		$4,026,384		$3,910,695		$4,043,105	$3,939,525
Interest-bearing liabilities	$4,295,485		$4,264,792		$4,007,198		$4,228,531	$4,119,815
Noninterest-bearing deposits	$3,799,745		$3,595,882		$3,323,168		$3,619,994	$3,108,293
Shareholders' equity	$1,278,588		$1,267,670		$1,239,830		$1,268,261	$1,242,853
Financial Ratios
Return on average assets	1.16%		1.10%		1.19%		1.07%	1.12%
Return on average common equity	8.60%		8.02%		8.32%		7.80%	7.74%
Average equity to average assets	13.47%		13.73%		14.30%		13.75%	14.50%
Net interest margin (tax equivalent)	4.13%		4.10%		4.37%		4.12%	4.39%
Efficiency ratio (tax equivalent) (1)	60.02%		59.30%		59.69%		60.62%	62.51%
Operating efficiency ratio (tax equivalent) (2)	60.47%		58.81%		58.85%		59.58%	60.86%

	September 30,		June 30,		December 31,
Period end	2016		2016		2015
Total assets	$9,586,754		$9,353,651		8,951,697
Loans, net of unearned income	$6,259,757		$6,107,143		5,815,027
Allowance for loan and lease losses	$70,264		$69,304		68,172
Securities, including Federal Home Loan Bank stock	$2,372,724		$2,297,713		2,170,416
Deposits	$8,057,816		$7,673,213		7,438,829
Core deposits	$7,809,064		$7,447,963		7,238,713
Shareholders' equity	$1,276,735		$1,274,479		1,242,128
Nonperforming assets
Nonaccrual loans	$21,366		$22,915		21,464
Other real estate owned ("OREO") and other personal property owned ("OPPO")	8,994		10,613		13,738
Total nonperforming assets	$30,360		$33,528		$35,202
Nonperforming loans to period-end loans	0.34%		0.38%		0.37%
Nonperforming assets to period-end assets	0.32%		0.36%		0.39%
Allowance for loan and lease losses to period-end loans	1.12%		1.13%		1.17%
Net loan charge-offs	$906	(3)	$3,600	(4)	$3,226	(5)

(1) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.
(2) The operating efficiency ratio (tax equivalent) is a non-GAAP financial measure. See section titled "Non-GAAP Financial Measures" on the last page of this earnings release for the reconciliation of the operating efficiency ratio (tax equivalent) to the efficiency ratio (tax equivalent).

(3) For the three months ended September 30, 2016.
(4) For the three months ended June 30, 2016.
(5) For the three months ended December 31, 2015.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	(dollars in thousands except per share)
Earnings
Net interest income	$85,572	$82,140	$80,170	$81,819	$81,694
Provision for loan and lease losses	$1,866	$3,640	$5,254	$2,349	$2,831
Noninterest income	$23,166	$21,940	$20,646	$24,745	$22,499
Noninterest expense	$67,264	$63,790	$65,074	$66,877	$64,067
Acquisition-related expense (included in noninterest expense)	$—	$—	$2,436	$1,872	$428
Net income	$27,484	$25,405	$21,259	$26,740	$25,780
Per Common Share
Earnings (basic)	$0.47	$0.44	$0.37	$0.46	$0.45
Earnings (diluted)	$0.47	$0.44	$0.37	$0.46	$0.45
Book value	$21.96	$21.93	$21.70	$21.48	$21.69
Averages
Total assets	$9,493,451	$9,230,791	$8,949,212	$8,905,743	$8,672,692
Interest-earning assets	$8,544,876	$8,285,183	$8,005,945	$7,937,308	$7,711,531
Loans	$6,179,163	$5,999,428	$5,827,440	$5,762,048	$5,712,614
Securities, including Federal Home Loan Bank stock	$2,351,093	$2,262,012	$2,147,457	$2,136,703	$1,945,174
Deposits	$7,918,532	$7,622,266	$7,445,693	$7,440,628	$7,233,863
Interest-bearing deposits	$4,118,787	$4,026,384	$3,983,314	$3,933,001	$3,910,695
Interest-bearing liabilities	$4,295,485	$4,264,792	$4,124,582	$4,031,214	$4,007,198
Noninterest-bearing deposits	$3,799,745	$3,595,882	$3,462,379	$3,507,627	$3,323,168
Shareholders' equity	$1,278,588	$1,267,670	$1,258,411	$1,259,117	$1,239,830
Financial Ratios
Return on average assets	1.16%	1.10%	0.95%	1.20%	1.19%
Return on average common equity	8.60%	8.02%	6.76%	8.50%	8.32%
Average equity to average assets	13.47%	13.73%	14.06%	14.14%	14.30%
Net interest margin (tax equivalent)	4.13%	4.10%	4.13%	4.25%	4.37%
Period end
Total assets	$9,586,754	$9,353,651	$9,035,932	$8,951,697	$8,755,984
Loans, net of unearned income	$6,259,757	$6,107,143	$5,877,283	$5,815,027	$5,746,511
Allowance for loan and lease losses	$70,264	$69,304	$69,264	$68,172	$69,049
Securities, including Federal Home Loan Bank stock	$2,372,724	$2,297,713	$2,196,407	$2,170,416	$2,037,666
Deposits	$8,057,816	$7,673,213	$7,596,949	$7,438,829	$7,314,805
Core deposits	$7,809,064	$7,447,963	$7,384,622	$7,238,713	$7,104,554
Shareholders' equity	$1,276,735	$1,274,479	$1,260,788	$1,242,128	$1,254,136
Nonperforming, assets
Nonaccrual loans	$21,366	$22,915	$36,891	$21,464	$19,080
OREO and OPPO	8,994	10,613	12,427	13,738	19,475
Total nonperforming assets	$30,360	$33,528	$49,318	$35,202	$38,555
Nonperforming loans to period-end loans	0.34%	0.38%	0.63%	0.37%	0.33%
Nonperforming assets to period-end assets	0.32%	0.36%	0.55%	0.39%	0.44%
Allowance for loan and lease losses to period-end loans	1.12%	1.13%	1.18%	1.17%	1.20%
Net loan charge-offs	$906	$3,600	$4,162	$3,226	$3,039

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$2,630,017	$2,518,682	$2,401,193	$2,362,575	$2,354,731
Real estate:
One-to-four family residential	168,511	172,957	175,050	176,295	177,108
Commercial and multifamily residential	2,686,783	2,651,476	2,520,352	2,491,736	2,449,847
Total real estate	2,855,294	2,824,433	2,695,402	2,668,031	2,626,955
Real estate construction:
One-to-four family residential	130,163	129,195	133,447	135,874	136,783
Commercial and multifamily residential	202,014	185,315	183,548	167,413	134,097
Total real estate construction	332,177	314,510	316,995	303,287	270,880
Consumer	325,741	325,632	329,902	342,601	348,315
Purchased credit impaired	152,764	161,107	173,201	180,906	191,066
Subtotal loans	6,295,993	6,144,364	5,916,693	5,857,400	5,791,947
Less: Net unearned income	(36,236)	(37,221)	(39,410)	(42,373)	(45,436)
Loans, net of unearned income	6,259,757	6,107,143	5,877,283	5,815,027	5,746,511
Less: Allowance for loan and lease losses	(70,264)	(69,304)	(69,264)	(68,172)	(69,049)
Total loans, net	6,189,493	6,037,839	5,808,019	5,746,855	5,677,462
Loans held for sale	$3,361	$7,649	$3,681	$4,509	$6,637

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan Portfolio Composition - Percentages	2016	2016	2016	2015	2015
Commercial business	42.0%	41.2%	40.9%	40.6%	41.0%
Real estate:
One-to-four family residential	2.7%	2.8%	3.0%	3.0%	3.1%
Commercial and multifamily residential	43.0%	43.6%	42.9%	42.9%	42.6%
Total real estate	45.7%	46.4%	45.9%	45.9%	45.7%
Real estate construction:
One-to-four family residential	2.1%	2.1%	2.3%	2.3%	2.4%
Commercial and multifamily residential	3.2%	3.0%	3.1%	2.9%	2.3%
Total real estate construction	5.3%	5.1%	5.4%	5.2%	4.7%
Consumer	5.2%	5.3%	5.6%	5.9%	6.1%
Purchased credit impaired	2.4%	2.6%	2.9%	3.1%	3.3%
Subtotal loans	100.6%	100.6%	100.7%	100.7%	100.8%
Less: Net unearned income	(0.6)%	(0.6)%	(0.7)%	(0.7)%	(0.8)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Deposit Composition - Dollars	(dollars in thousands)
Core deposits:
Demand and other non-interest bearing	$3,942,434	$3,652,951	$3,553,468	$3,507,358	$3,386,968
Interest bearing demand	963,242	957,548	958,469	925,909	911,686
Money market	1,873,376	1,818,337	1,838,364	1,788,552	1,776,087
Savings	714,047	692,694	695,588	657,016	651,695
Certificates of deposit, less than $250,000	315,965	326,433	338,733	359,878	378,118
Total core deposits	7,809,064	7,447,963	7,384,622	7,238,713	7,104,554

Certificates of deposit, $250,000 or more	79,590	72,812	70,571	72,126	65,699
Certificates of deposit insured by CDARS®	16,951	22,755	24,752	26,901	26,975
Brokered money market accounts	152,151	129,590	116,878	100,854	117,196
Subtotal	8,057,756	7,673,120	7,596,823	7,438,594	7,314,424
Premium resulting from acquisition date fair value adjustment	60	93	126	235	381
Total deposits	$8,057,816	$7,673,213	$7,596,949	$7,438,829	$7,314,805

	September 30,	June 30,	March 31,	December 31,	September 30,
Deposit Composition - Percentages	2016	2016	2016	2015	2015
Core deposits:
Demand and other non-interest bearing	48.9%	47.6%	46.8%	47.2%	46.3%
Interest bearing demand	12.0%	12.5%	12.6%	12.4%	12.5%
Money market	23.2%	23.7%	24.2%	24.0%	24.3%
Savings	8.9%	9.0%	9.2%	8.8%	8.9%
Certificates of deposit, less than $250,000	3.9%	4.3%	4.5%	4.8%	5.2%
Total core deposits	96.9%	97.1%	97.3%	97.2%	97.2%

Certificates of deposit, $250,000 or more	1.0%	0.9%	0.9%	1.0%	0.8%
Certificates of deposit insured by CDARS®	0.2%	0.3%	0.3%	0.4%	0.4%
Brokered money market accounts	1.9%	1.7%	1.5%	1.4%	1.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Nine Months Ended
Unaudited	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015 (1)	2016	2015 (1)
	(in thousands except per share)
Interest Income
Loans	$74,956	$71,651	$72,242	$216,923	$214,808
Taxable securities	8,988	8,829	7,472	25,834	22,258
Tax-exempt securities	2,799	2,795	2,920	8,397	8,972
Deposits in banks	15	28	31	81	84
Total interest income	86,758	83,303	82,665	251,235	246,122
Interest Expense
Deposits	823	787	756	2,352	2,244
Federal Home Loan Bank advances	229	241	78	594	391
Other borrowings	134	135	137	407	419
Total interest expense	1,186	1,163	971	3,353	3,054
Net Interest Income	85,572	82,140	81,694	247,882	243,068
Provision for loan and lease losses	1,866	3,640	2,831	10,760	6,242
Net interest income after provision for loan and lease losses	83,706	78,500	78,863	237,122	236,826
Noninterest Income
Deposit account and treasury management fees (1)	7,222	7,093	7,230	21,304	21,441
Card revenue (1)	6,114	6,051	5,849	17,817	16,914
Financial services and trust revenue (1)	2,746	2,780	3,316	8,347	9,657
Loan revenue (1)	2,949	2,802	3,200	8,013	8,125
Merchant processing revenue	2,352	2,272	2,422	6,726	6,802
Bank owned life insurance	1,073	1,270	1,086	3,459	3,370
Investment securities gains, net	572	229	236	1,174	1,300
Change in FDIC loss-sharing asset	(104)	(990)	(1,635)	(2,197)	(2,979)
Other (1)	242	433	795	1,109	2,098
Total noninterest income	23,166	21,940	22,499	65,752	66,728
Noninterest Expense
Compensation and employee benefits	38,476	37,291	35,175	112,086	112,721
Occupancy	8,219	7,652	8,101	26,044	24,781
Merchant processing expense	1,161	1,118	1,090	3,312	3,146
Advertising and promotion	1,993	1,043	1,354	3,878	3,480
Data processing	4,275	3,929	3,796	12,350	13,022
Legal and professional fees	2,264	1,777	2,173	5,366	7,527
Taxes, licenses and fees	1,491	1,298	1,344	4,079	4,003
Regulatory premiums	776	1,068	1,084	2,985	3,626
Net cost (benefit) of operation of other real estate owned	(249)	84	240	(61)	(1,569)
Amortization of intangibles	1,460	1,483	1,695	4,526	5,230
Other	7,398	7,047	8,015	21,563	23,305
Total noninterest expense	67,264	63,790	64,067	196,128	199,272
Income before income taxes	39,608	36,650	37,295	106,746	104,282
Provision for income taxes	12,124	11,245	11,515	32,598	32,195
Net Income	$27,484	$25,405	$25,780	$74,148	$72,087
Earnings per common share
Basic	$0.47	$0.44	$0.45	$1.28	$1.25
Diluted	$0.47	$0.44	$0.45	$1.28	$1.25
Dividends paid per common share	$0.39	$0.37	$0.34	$1.14	$0.98
Weighted average number of common shares outstanding	57,215	57,185	57,051	57,173	57,007
Weighted average number of diluted common shares outstanding	57,225	57,195	57,064	57,183	57,021
__________
(1) Reclassified to conform to the current period’s presentation. Reclassifications consisted of disaggregating fee revenue previously presented in ‘Service charges and other fees’ and certain revenue previously presented in ‘Other’ into the presentation above. The Company made these reclassifications to provide additional information about its sources of noninterest income. There was no change to total noninterest income as previously reported as a result of these reclassifications.

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				September 30,	June 30,	December 31,
				2016	2016	2015
				(in thousands)
ASSETS
Cash and due from banks				$180,839	$167,172	$166,929
Interest-earning deposits with banks				11,225	11,216	8,373
Total cash and cash equivalents				192,064	178,388	175,302
Securities available for sale at fair value (amortized cost of $2,324,721, $2,237,264 and $2,157,610, respectively)				2,360,084	2,279,552	2,157,694
Federal Home Loan Bank stock at cost				12,640	18,161	12,722
Loans held for sale				3,361	7,649	4,509
Loans, net of unearned income of ($36,236), ($37,221) and ($42,373), respectively				6,259,757	6,107,143	5,815,027
Less: allowance for loan and lease losses				70,264	69,304	68,172
Loans, net				6,189,493	6,037,839	5,746,855
FDIC loss-sharing asset				3,592	4,266	6,568
Interest receivable				31,606	29,738	27,877
Premises and equipment, net				152,908	156,446	164,239
Other real estate owned				8,994	10,613	13,738
Goodwill				382,762	382,762	382,762
Other intangible assets, net				19,051	20,511	23,577
Other assets				230,199	227,726	235,854
Total assets				$9,586,754	$9,353,651	$8,951,697
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing				$3,942,434	$3,652,951	$3,507,358
Interest-bearing				4,115,382	4,020,262	3,931,471
Total deposits				8,057,816	7,673,213	7,438,829
Federal Home Loan Bank advances				66,502	204,512	68,531
Securities sold under agreements to repurchase				69,189	89,218	99,699
Other liabilities				116,512	112,229	102,510
Total liabilities				8,310,019	8,079,172	7,709,569
Commitments and contingent liabilities
	September 30,	June 30,	December 31,
	2016	2016	2015
Preferred stock (no par value)	(in thousands)
Authorized shares	2,000	2,000	2,000
Issued and outstanding	9	9	9	2,217	2,217	2,217
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued and outstanding	58,043	58,025	57,724	994,098	992,343	990,281
Retained earnings				263,915	259,108	255,925
Accumulated other comprehensive income (loss)				16,505	20,811	(6,295)
Total shareholders' equity				1,276,735	1,274,479	1,242,128
Total liabilities and shareholders' equity				$9,586,754	$9,353,651	$8,951,697

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	September 30, 2016			September 30, 2015
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$6,179,163	$76,195	4.93%	$5,712,614	$73,231	5.13%
Taxable securities	1,870,466	8,988	1.92%	1,498,211	7,472	1.99%
Tax exempt securities (2)	480,627	4,306	3.58%	446,963	4,491	4.02%
Interest-earning deposits with banks	14,620	15	0.41%	53,743	31	0.23%
Total interest-earning assets	8,544,876	$89,504	4.19%	7,711,531	$85,225	4.42%
Other earning assets	155,663			149,895
Noninterest-earning assets	792,912			811,266
Total assets	$9,493,451			$8,672,692
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$417,887	$124	0.12%	$480,132	$213	0.18%
Savings accounts	705,923	18	0.01%	643,672	17	0.01%
Interest-bearing demand	961,527	189	0.08%	916,388	158	0.07%
Money market accounts	2,033,450	492	0.10%	1,870,503	368	0.08%
Total interest-bearing deposits	4,118,787	823	0.08%	3,910,695	756	0.08%
Federal Home Loan Bank advances	96,931	229	0.95%	13,968	78	2.23%
Other borrowings	79,767	134	0.67%	82,535	137	0.66%
Total interest-bearing liabilities	4,295,485	$1,186	0.11%	4,007,198	$971	0.10%
Noninterest-bearing deposits	3,799,745			3,323,168
Other noninterest-bearing liabilities	119,633			102,496
Shareholders’ equity	1,278,588			1,239,830
Total liabilities & shareholders’ equity	$9,493,451			$8,672,692
Net interest income (tax equivalent)		$88,318			$84,254
Net interest margin (tax equivalent)			4.13%			4.37%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.4 million and $1.2 million for the three month periods ended September 30, 2016 and September 30, 2015, respectively. The incremental accretion on acquired loans was $4.6 million and $6.4 million for the three months ended September 30, 2016 and 2015, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.2 million and $989 thousand for the three months ended September 30, 2016 and 2015, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.5 million for both three months ended September 30, 2016 and 2015.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	September 30, 2016			June 30, 2016
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$6,179,163	$76,195	4.93%	$5,999,428	$72,952	4.86%
Taxable securities	1,870,466	8,988	1.92%	1,801,195	8,829	1.96%
Tax exempt securities (2)	480,627	4,306	3.58%	460,817	4,300	3.73%
Interest-earning deposits with banks	14,620	15	0.41%	23,743	28	0.47%
Total interest-earning assets	8,544,876	$89,504	4.19%	8,285,183	$86,109	4.16%
Other earning assets	155,663			154,843
Noninterest-earning assets	792,912			790,765
Total assets	$9,493,451			$9,230,791
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$417,887	$124	0.12%	$428,279	$140	0.13%
Savings accounts	705,923	18	0.01%	692,179	18	0.01%
Interest-bearing demand	961,527	189	0.08%	949,669	183	0.08%
Money market accounts	2,033,450	492	0.10%	1,956,257	446	0.09%
Total interest-bearing deposits	4,118,787	823	0.08%	4,026,384	787	0.08%
Federal Home Loan Bank advances	96,931	229	0.95%	161,637	241	0.60%
Other borrowings	79,767	134	0.67%	76,771	135	0.70%
Total interest-bearing liabilities	4,295,485	$1,186	0.11%	4,264,792	$1,163	0.11%
Noninterest-bearing deposits	3,799,745			3,595,882
Other noninterest-bearing liabilities	119,633			102,447
Shareholders’ equity	1,278,588			1,267,670
Total liabilities & shareholders’ equity	$9,493,451			$9,230,791
Net interest income (tax equivalent)		$88,318			$84,946
Net interest margin (tax equivalent)			4.13%			4.10%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.4 million and $1.2 million for the three month periods ended September 30, 2016 and June 30, 2016. The incremental accretion on acquired loans was $4.6 million and $4.4 million for the three months ended September 30, 2016 and June 30, 2016, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.2 million and $1.3 million for the three months ended September 30, 2016 and June 30, 2016, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.5 million and $1.6 million for the three month periods ended September 30, 2016 and June 30, 2016, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Nine Months Ended September 30,			Nine Months Ended September 30,
	2016			2015
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$6,002,656	$220,445	4.90%	$5,557,771	$217,128	5.21%
Taxable securities	1,787,288	25,834	1.93%	1,541,018	22,258	1.93%
Tax exempt securities (2)	466,589	12,918	3.69%	455,509	13,802	4.04%
Interest-earning deposits with banks	23,106	81	0.47%	46,656	84	0.24%
Total interest-earning assets	8,279,639	$259,278	4.18%	7,600,954	$253,272	4.44%
Other earning assets	154,950			148,189
Noninterest-earning assets	790,877			821,682
Total assets	$9,225,466			$8,570,825
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$431,643	$408	0.13%	$490,720	$689	0.19%
Savings accounts	691,379	53	0.01%	631,979	53	0.01%
Interest-bearing demand	946,437	541	0.08%	1,003,544	451	0.06%
Money market accounts	1,973,646	1,350	0.09%	1,813,282	1,051	0.08%
Total interest-bearing deposits	4,043,105	2,352	0.08%	3,939,525	2,244	0.08%
Federal Home Loan Bank advances	103,023	594	0.77%	88,121	391	0.59%
Other borrowings	82,403	407	0.66%	92,169	419	0.61%
Total interest-bearing liabilities	4,228,531	$3,353	0.11%	4,119,815	$3,054	0.10%
Noninterest-bearing deposits	3,619,994			3,108,293
Other noninterest-bearing liabilities	108,680			99,864
Shareholders’ equity	1,268,261			1,242,853
Total liabilities & shareholders’ equity	$9,225,466			$8,570,825
Net interest income (tax equivalent)		$255,925			$250,218
Net interest margin (tax equivalent)			4.12%			4.39%

(1)
Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $3.6 million and $3.8 million for the nine months ended September 30, 2016 and 2015, respectively. The incremental accretion on acquired loans was $13.7 million and $21.2 million for the nine months ended September 30, 2016 and 2015, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $3.5 million and $2.3 million for the nine months ended September 30, 2016 and 2015, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $4.5 million and $4.8 million for the nine months ended September 30, 2016 and 2015, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be important measurements as they more closely reflect the ongoing operating performance of the Company. Despite the importance of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$88,318	$84,946	$84,254	$255,925	$250,218
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on FDIC purchased credit impaired loans	(1,816)	(1,300)	(2,082)	(4,773)	(6,896)
Incremental accretion income on other FDIC acquired loans (2)	—	—	(34)	—	(166)
Incremental accretion income on other acquired loans	(2,749)	(3,074)	(4,293)	(8,896)	(14,116)
Premium amortization on acquired securities	1,991	2,075	2,396	6,390	7,964
Interest reversals on nonaccrual loans	266	107	325	826	1,131
Operating net interest income (tax equivalent) (1)	$86,010	$82,754	$80,566	$249,472	$238,135
Average interest earning assets	$8,544,876	$8,285,183	$7,711,531	$8,279,639	$7,600,954
Net interest margin (tax equivalent) (1)	4.13%	4.10%	4.37%	4.12%	4.39%
Operating net interest margin (tax equivalent) (1)	4.03%	4.00%	4.18%	4.02%	4.18%

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$67,264	$63,790	$64,067	$196,128	$199,272
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	—	—	(428)	(2,436)	(9,045)
Net benefit (cost) of operation of OREO and OPPO	254	(84)	(228)	68	1,574
FDIC clawback liability expense	(29)	(70)	(174)	(308)	(167)
Loss on asset disposals	(31)	(7)	(274)	(198)	(381)
State of Washington Business and Occupation ("B&O") taxes	(1,382)	(1,204)	(1,212)	(3,757)	(3,668)
Operating noninterest expense (numerator B)	$66,076	$62,425	$61,751	$189,497	$187,585

Net interest income (tax equivalent) (1)	$88,318	$84,946	$84,254	$255,925	$250,218
Noninterest income	23,166	21,940	22,499	65,752	66,728
Bank owned life insurance tax equivalent adjustment	577	685	585	1,862	1,815
Total revenue (tax equivalent) (denominator A)	$112,061	$107,571	$107,338	$323,539	$318,761

Operating net interest income (tax equivalent) (1)	$86,010	$82,754	$80,566	$249,472	$238,135
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gains, net	(572)	(229)	(236)	(1,174)	(1,300)
Gain on asset disposals	(16)	(2)	(120)	(72)	(125)
Change in FDIC loss-sharing asset	104	990	1,635	2,197	2,979
Operating noninterest income (tax equivalent)	23,259	23,384	24,363	68,565	70,097
Total operating revenue (tax equivalent) (denominator B)	$109,269	$106,138	$104,929	$318,037	$308,232
Efficiency ratio (tax equivalent) (numerator A/denominator A)	60.02%	59.30%	59.69%	60.62%	62.51%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	60.47%	58.81%	58.85%	59.58%	60.86%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.7 million, $2.8 million and $2.6 million for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively; and $8.0 million and $7.2 million for the nine months ended September 30, 2016 and September 30, 2015, respectively.
(2) For 2016, incremental accretion income on other FDIC acquired loans is no longer considered significant and will no longer be tracked for these non-GAAP financial measures.